UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2010
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (206) 674-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Base Salary and Target Bonus Opportunity
Effective February 24, 2010, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the “Company”) approved increases in annual base salaries and target percentages with respect to bonus opportunities for certain of the Company’s named executive officers in fiscal year 2010, as set forth in retention letter agreements (as described below). Robert Kimball, President and Acting Chief Executive Officer, has an annual base salary of $425,000 and his target bonus percentage is 100% of his annual base salary. Prior to the increase, Mr. Kimball’s annual base salary was $370,000 and his target bonus percentage was 75%. Michael Eggers, Senior Vice President and Chief Financial Officer, has an annual base salary of $350,000 and his target bonus percentage is 75% of his annual base salary. Prior to the increase, Mr. Eggers’ annual base salary was $291,000 and his target bonus percentage was 45%. Michael Lunsford, Executive Vice President, Technology Products & Solutions and Media Software & Services, has an annual base salary of $400,000 and his target bonus percentage remains at 75% of his annual base salary. Prior to the increase, Mr. Lunsford’s annual base salary was $370,000. The adjusted annual base salaries are effective as of February 1, 2010.
The following table provides the annual base salary and target bonus percentages for each of the Company’s named executive officers (“NEOs”) in 2010:

		Target Bonus
		(as a percentage of
Named Executive Officer	Annual Base Salary	annual base salary)
Robert Kimball	$425,000	100%
President and Acting Chief Executive Officer
Michael Eggers	$350,000	75%
Senior Vice President and Chief Financial Officer
John Giamatteo	$435,000	*
Chief Operating Officer
Michael Lunsford	$400,000	75%
Executive Vice President, Technology Products & Solutions and Media Software & Services

*	Mr. Giamatteo has announced his resignation which will be effective as of April 2, 2010. Accordingly, he will not be eligible to receive a bonus under the Company’s incentive programs.
Retention Letter Agreements
In light of the ongoing transitional activities resulting from the departure of Robert Glaser, the Company’s former Chief Executive Officer, the Company entered into retention letter agreements effective February 24, 2010 with respect to certain key employees of the Company, including Messrs. Kimball, Eggers and Lunsford. The retention letter agreements provide for bonuses to the following NEOs, up to the maximum amounts shown in the following table:

Maximum Retention Bonus Amount
Named Executive Officer	(Discretionary and Guaranteed Portions)
Robert Kimball	$850,000
Michael Eggers	$700,000
Michael Lunsford	$800,000
These retention bonuses are scheduled to be paid as to two-thirds of the total amount on February 1, 2011, and as to the remaining one-third of the total amount on August 1, 2011, subject to the NEO’s continued employment through each such date. However, only one-half of the maximum amount is guaranteed for each NEO. On each scheduled payment date subject to the NEO’s continued employment, the NEO will receive 50% of the scheduled amount, and the remaining 50% (or lesser amount) will be paid only if approved by the Committee, at its discretion.

In the event of the NEO’s termination without “cause” or resignation for “good reason” (as such terms are defined in the NEO’s change in control severance agreement as described below), the NEO is entitled to the unpaid portion of the maximum retention bonus amount that otherwise is scheduled to be paid after such termination. In the event of the NEO’s death or permanent disability, the Company will pay a prorated amount of the retention bonus (less any amounts previously paid), with any payout of the discretionary portion (as described above) remaining subject to the Committee’s discretion.
Change in Control Severance Arrangements
Effective February 24, 2010, the Company entered into change in control severance arrangements with respect to certain key employees including Messrs. Kimball, Eggers and Lunsford, as well as an additional severance arrangement for Mr. Kimball (as described further below). In the event of a “change in control” of the Company, if the NEO’s employment is terminated without “cause” or the NEO resigns for “good reason” (as such terms are defined in the NEO’s change in control severance agreement) within 3 months prior to or 24 months following such change in control (the “change in control period”), the NEO is entitled to a lump sum payment equal to 125% of the sum of his base salary and target bonus, a lump sum payment of his prorated target bonus for any partial annual incentive bonus period, 100% accelerated vesting of his equity awards granted on or after February 1, 2010, extension of post-termination exercisability of all equity awards (other than incentive stock options) granted before February 1, 2010, for up to 12 months (and solely with respect to Mr. Kimball, the options may be exercised after termination up to the later of (i) termination of his employment or (ii) termination of his Board service, but with respect to all options, no later than the option’s original term), and 18 months of Company-paid health coverage. In order to receive such severance benefits, the NEO must (i) execute a release of claims in favor of the Company, (ii) agree to a nondisparagement obligation; and (iii) agree to non-solicitation and no-hire obligations for a period of 12 months following termination.
Additional Compensation and Severance Arrangements of the President and Acting Chief Executive Officer
Pursuant to Mr. Kimball’s retention letter agreement described above, Mr. Kimball is also entitled to certain additional compensation in consideration for his increased responsibilities in his new role as the Company’s acting Chief Executive Officer and President. In addition to his base salary and target bonus opportunity described above, his retention letter agreement also provides for a cash bonus payment of $100,000 scheduled to be paid on July 12, 2010, subject to his continued employment through such date, and a stock option award covering 60,000 shares of the Company’s common stock. The options are scheduled to vest as to 50% of the shares on July 12, 2010, and as to the remaining 50% of the shares on January 12, 2011, subject to his continued employment through each relevant date. If Mr. Kimball’s employment is terminated without “cause” or he resigns for “good reason” (as such terms are defined in his change in control and severance agreement) prior to July 12, 2010, he will be entitled to receive the bonus payment.
Pursuant to his change in control and severance agreement, Mr. Kimball is entitled to certain additional severance benefits. In the event of Mr. Kimball’s termination of employment without “cause” or resignation for “good reason” other than during the change in control period (as such terms are defined in such agreement), Mr. Kimball will receive a lump sum payment equal to 100% of his base salary, accelerated vesting of up to 250,000 shares subject to his option covering 500,000 shares granted on February 1, 2010, 100% accelerated vesting of his option covering 60,000 shares (described above), and extension of post-termination exercisability of all equity awards for up to 12 months (upon the later of (i) termination of his employment or (ii) termination of his Board service, but no later than the option’s original term). In order to receive the severance benefits under his change in control and severance agreement, Mr. Kimball must (i) execute a release of claims in favor of the Company, (ii) agree to a nondisparagement obligation; and (iii) agree to non-solicitation and no-hire obligations for a period of 12 months following termination.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Retention Letter of Robert Kimball

10.2	Retention Letter of Michael Eggers

10.3	Retention Letter of Michael Lunsford

10.4	Change in Control and Severance Agreement of Robert Kimball

10.5	Form of Change in Control and Severance Agreement of Michael Eggers and Michael Lunsford

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 26, 2010
/s/ Robert Kimball
Name: Robert Kimball
Title: President and Acting Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Retention Letter of Robert Kimball

10.2	Retention Letter of Michael Eggers

10.3	Retention Letter of Michael Lunsford

10.4	Change in Control and Severance Agreement of Robert Kimball

10.5	Form of Change in Control and Severance Agreement of Michael Eggers and Michael Lunsford